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                   Merrill Lynch Municipal Income
              of Merrill Lynch Municipal Series Trust
                              Class A

                           Total Return
                                                                    EX-99.16(a)
                                                  Period from
                                                    10/31/88         Annual
                                                  (inception)        Total
                                                  to 10/31/89        Return*
                                                  ------------    ----------
 Initial Investment                                  $1,000.00     $1,000.00

 Divided by
 Maximum Offering Price                                  9. 65
                                                   - - - - - -
 Divided by Net Asset Value                                             9.46
                                                                   - - - - -
 Equals Shares Purchased                          103.63              105.71

 Plus Shares Acquired through
    Dividend Reinvestment                                6. 93         7. 11
                                                   - - - - - -     - - - - -
 Equals Shares Held
   at 10/31/89                                          110.56        112.82

 Multiplied by Net Asset
   Value at 10/31/89                                     9. 30         9. 30
                                                   - - - - - -     - - - - -
 Equals Ending Redeemable
   Value at $1,000
   Investment (ERV) at 10/31/89                      $1,028.20     $1,049.20

 Divided by $1,000 (P)                                  1.0282        1.0492

 Subtract 1                                             0.0282        0.0492

 Expressed as a percentage
   equals the Aggregate Total
   Return for the Period (T)                            2. 82%

 Expressed as a percentage
   equals the Aggregate Total
   Return for the Period                                              4. 92%

 ERV divided by P                                       1.0282

 Raise to the power of                                       1

 Equals                                                 1.0282

 Subtract 1                                             0.0282

 Expressed as a percentage
   equals the Average
   Annualized Total Return                              2. 82%







 * Does not include sales charge for the period.